E

Claritev Corporation Reports Second Quarter 2026 Results

–Q2 2026 Revenues of $257.5 million grew 6.6% compared to Q2 2025
–Net Loss of $59.2 million
–Adjusted EBITDA of $155.8 million increased 1.1% compared to Q2 2025
(Adjusted EBITDA Margin of 60.5% versus 63.8% in Q2 2025)

McLean, VA — August 7, 2026 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: CTEV), a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the second quarter ended June 30, 2026.
“Claritev once again demonstrated the strength of our vision and strategy in the second quarter of 2026, delivering financial results above expectations with solid execution across the company. We are one year into a transformation program that has seen our company operate with greater clarity, alignment, and focus. This transformation is most notably highlighted by a broader portfolio of solutions, expanded vertical sales markets, heightened focus on AI as both an operational and innovation lever, and a company-wide focus on execution that is building a foundation for long term, sustainable, and ultimately faster growth,” said Travis Dalton, Chairman, CEO and President of Claritev.
Mr. Dalton added, “This success is most clearly reflected in our bookings which were spread across solutions and verticals, with notable strength in the TPA market where we closed several seven-figure transactions. With more than $70 million in bookings through the first half of 2026, we are well on our way to achieving our full year target of $100 million which would represent 50% growth over 2025 and is a leading indicator of continued growth in 2027 and beyond.”
Doug Garis, Claritev Chief Financial Officer, commented, “Our second quarter results mark five straight quarters of year over year revenue growth, demonstrating the consistency and quality of Claritev’s core, and the growth opportunities created by our expansion into new markets and verticals. We have outperformed revenue and Adjusted EBITDA in the first half of the year for the simple reason that our company’s #1 focus is on client success. This is true of our sales, product, support and finance teams, augmented by the favorable market trends that helped drive our return to top line growth in 2025. We are particularly happy by the breadth of our bookings which is diversifying our business and serves as the true foundation for delivering against the financial objectives we presented at our Investor Day in March.”

Business and Financial Highlights
•Revenues of $257.5 million for Q2 2026, an increase of 6.6%, compared to revenues of $241.6 million for Q2 2025.
•Net loss of $59.2 million for Q2 2026, compared to net loss of $62.6 million for Q2 2025.
•Adjusted EBITDA of $155.8 million for Q2 2026, an increase of 1.1%, compared to Adjusted EBITDA of $154.0 million for Q2 2025.
•Net cash provided by operating activities of $92.7 million for Q2 2026, compared to net cash provided by operating activities of $61.2 million for Q2 2025.
•Free Cash Flow of $54.6 million for Q2 2026, compared to Free Cash Flow of $36.6 million for Q2 2025.
•The Company ended Q2 2026 with $14.4 million of unrestricted cash and cash equivalents on the balance sheet.

2026 Financial Guidance1
The Company is updating its full-year 2026 guidance, detailed in the table below:

Financial Metric	Prior FY 2026 Guidance	Updated FY 2026 Guidance
	(as of 5/7/2026)	(as of 8/7/2026)
Revenues	$985 million to $1 billion	$1 billion to $1.02 billion
Adjusted EBITDA[1]	$605 million to $615 million	$610 million to $620 million
Capital expenditures	$160 million to $170 million	$160 million to $170 million
Effective tax rate	24% to 28%	24% to 28%
Free Cash Flow	$0 million to $10 million	$5 million to $15 million
Conference Call Information
The Company will host a conference call today, Friday, August 7, 2026 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/financial-information/quarterly-results. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and supplemental slide deck will also be available on this section of the Company’s website.
Participants wishing to join the operator assisted call can dial 646-968-2525 and reference Conference ID 2181839.
A replay of the conference call will be available after the call through the webcast archived on the Investor Relations section of the Company’s website.
About Claritev
Claritev is a healthcare technology, data, and insights company focused on delivering affordability, transparency, and quality across the healthcare system. Led by deeply experienced associates, data scientists, and innovators, Claritev provides technology-enabled solutions fueled by decades of claims expertise. The company leverages advanced analytics and AI to power a robust enterprise platform that delivers clear, actionable insights to support affordability, price transparency, and optimized network and benefits design. By supporting key stakeholders — including payers, employers, patients, providers, and third parties — Claritev is dedicated to making healthcare more accessible and affordable for all. Claritev serves more than 750 healthcare payers, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit claritev.com.

1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP (as defined below) measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Investor Relations Contacts
Todd Friedman
Head of Investor Relations and Strategic Communications
Claritev
investor@claritev.com
Media Relations Contact
Jen O’Connor
VP, Brand Marketing
Claritev
press@claritev.com

Forward Looking Statements
This press release contains forward-looking statements regarding our opinions, beliefs, projections, business plans and expectations. These forward-looking statements may differ materially from actual results due to a variety of factors and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to our ability to deliver anticipated results; our ability to successfully implement our transformation plan; the anticipated growth of our business, including our expansion into new markets and verticals; our 2026 outlook and guidance; and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of, or a significant reduction in the work we do for, our clients, particularly our largest clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our solutions; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; the inability of our clients to pay for our solutions; changes in our industry and in industry standards and technology; adverse outcomes related to litigation or governmental proceedings; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to maintain the licenses or right of use for the software we use; our ability to protect proprietary information, processes and applications; our inability to expand our network infrastructure; inability to preserve or increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to obtain additional financing or capital to meet our objectives; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; changes in accounting principles or the incurrence of impairment charges; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We undertake no obligation to update these statements as a result of new information or future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, free cash flow, unlevered free cash flow and adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, free cash flow, unlevered free cash flow and adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free cash flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Consolidated Statements of Cash Flows. Unlevered free cash flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the condensed consolidated statements of cash flows. Free cash flow and unlevered free cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of unlevered free cash flow, prior to the impact of our capital structure. Free cash flow and unlevered free cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of free cash flow and unlevered free cash flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of unlevered free cash flow, and other contractual obligations or payments made for business acquisitions.
Adjusted cash conversion ratio is defined as unlevered free cash flow divided by Adjusted EBITDA. Claritev believes that the presentation of the adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into unlevered free cash flow.

CLARITEV CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,373	$16,814
Restricted cash	13,302	11,527
Trade accounts receivable, net	130,901	127,615
Prepaid expenses	31,489	31,992
Prepaid taxes	5,364	11,526
Unbilled Independent Dispute Resolution fees, net	17,995	10,563
Other current assets, net	22,994	14,330
Total current assets	236,418	224,367
Property and equipment, net	359,561	326,326
Operating lease right-of-use assets	13,023	13,966
Goodwill	2,405,853	2,405,853
Other intangibles, net	1,712,788	1,884,604
Other assets, net	36,214	33,342
Total assets	$4,763,857	$4,888,458
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$56,665	$60,463
Accrued interest	99,708	100,009
Operating lease obligation, short-term	4,609	4,705
Current portion of long-term debt	14,690	14,690
Accrued compensation	27,746	45,238
Other accrued expenses	34,089	36,253
Total current liabilities	237,507	261,358
Long-term debt	4,588,160	4,560,440
2025 Revolving Credit Facility	70,000	20,000
Operating lease obligation, long-term	14,304	16,236
Deferred income taxes	141,725	197,599
Total liabilities	5,051,696	5,055,633
Commitments and contingencies (Note 7)
Shareholders’ deficit:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Class A Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 17,814,829 and 17,295,582 issued; 16,935,754 and 16,552,723 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	2,410,831	2,398,423
Accumulated deficit	(2,562,206)	(2,429,420)
Accumulated other comprehensive loss	(955)	(4,172)
Treasury stock - 879,075 and 742,859 shares as of March 31, 2026 and December 31, 2025, respectively	(142,236)	(138,733)
Total shareholders’ (deficit)/equity attributable to Claritev Corporation	(294,564)	(173,900)
Non-controlling interests	6,725	6,725
Total shareholders' deficit	(287,839)	(167,175)
Total liabilities and shareholders’ deficit	$4,763,857	$4,888,458

CLARITEV CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$257,478	$241,570	$502,156	$472,900
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	67,667	60,823	136,747	121,259
General and administrative expenses	55,389	51,118	113,219	98,086
Depreciation	24,796	25,261	49,979	49,807
Amortization of intangible assets	85,908	85,971	171,816	171,942
Loss on disposal of leases	252	1,689	290	5,006
Loss on disposal of assets	57	130	57	480
Total expenses	234,069	224,992	472,108	446,580
Operating income	23,409	16,578	30,048	26,320
Interest expense	100,253	99,746	199,795	191,382
Interest income	(195)	(323)	(377)	(811)
Transaction costs related to refinancing transaction	—	87	—	7,879
Loss on extinguishment of debt	—	—	—	670
Net loss before taxes	(76,649)	(82,932)	(169,370)	(172,800)
Benefit for income taxes	(17,423)	(20,292)	(36,584)	(38,841)
Net loss	(59,226)	(62,640)	(132,786)	(133,959)
Less: net loss attributable to non-controlling interests	—	—	—	—
Net loss attributable to Claritev Corporation	$(59,226)	$(62,640)	$(132,786)	$(133,959)

Weighted average shares outstanding – Basic and Diluted	16,964,960	16,453,896	16,830,361	16,364,573

Net loss per share – Basic and Diluted	$(3.49)	$(3.81)	$(7.89)	$(8.19)

Net loss attributable to Claritev Corporation	(59,226)	(62,640)	(132,786)	(133,959)
Other comprehensive income (loss)
Change in unrealized gain (loss) on interest rate swaps, net of tax	1,396	753	3,217	(871)
Comprehensive loss	$(57,830)	$(61,887)	$(129,569)	$(134,830)

CLARITEV CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating activities:
Net loss	$(59,226)	$(62,640)	$(132,786)	$(133,959)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	24,796	25,261	49,979	49,807
Amortization of intangible assets	85,908	85,971	171,816	171,942
Amortization of the right-of-use asset	566	787	1,122	1,809
Stock-based compensation	7,375	6,706	14,270	13,035
Deferred income taxes	(28,552)	(46,862)	(56,889)	(99,682)
Amortization of debt discounts and issuance costs	1,577	1,053	3,131	3,007
Non-cash interest expense	16,022	16,364	31,974	26,029
Loss on extinguishment of debt	—	—	—	670
Loss on disposal of assets	57	130	57	480
Loss on disposal of leases	252	1,689	290	5,006
Changes in assets and liabilities:
Trade accounts receivable, net	5,325	(30,113)	(10,718)	(33,821)
Prepaid taxes	(1,263)	—	6,162	6,747
Prepaid expenses, other current and non-current assets	(6,145)	(2,719)	(5,545)	(7,631)
Accounts payable	(2,511)	(8,925)	(3,798)	(42,896)
Other accrued expenses, accrued interest and accrued liabilities	49,836	75,768	(19,676)	72,992
Operating leases, net	(1,346)	(1,233)	(2,497)	(2,354)
Net cash provided by operating activities	92,671	61,237	46,892	31,181
Investing activities:
Purchases of property and equipment	(38,080)	(24,623)	(84,847)	(63,489)
Net cash used in investing activities	(38,080)	(24,623)	(84,847)	(63,489)
Financing activities:
Repayments of Term Loan	(3,674)	(3,674)	(7,346)	(3,674)
Taxes paid on settlement of vested share awards	(4)	—	(2,863)	(2,884)
Borrowings on 2025 Revolving Credit Facility	25,000	—	170,000	130,000
Repayment of 2025 Revolving Credit Facility	(80,000)	—	(120,000)	(50,000)
Payment of debt issuance costs	—	—	—	(4,267)
Proceeds from issuance of common stock under ESPP	537	448	1,001	749
Repurchases of treasury stock	(3,503)	—	(3,503)	—
Net cash (used in) provided by financing activities	(61,644)	(3,226)	37,289	69,924
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,053)	33,388	(666)	37,616
Cash, cash equivalents and restricted cash at beginning of period	$34,728	$33,900	$28,341	$29,672
Cash, cash equivalents and restricted cash at end of period	27,675	67,288	27,675	67,288

Cash and cash equivalents	14,373	56,390	14,373	56,390
Restricted cash	$13,302	$10,898	$13,302	$10,898
Cash, cash equivalents and restricted cash at end of period	27,675	67,288	27,675	67,288

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$19,781	$15,027	$19,781	$15,027
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$478	$5,316	$478	$5,316
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(34,891)	$(35,507)	$(164,202)	$(117,510)
Income taxes, net of refunds	$(12,571)	$(41,445)	$(14,207)	$(43,977)

CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(59,226)	$(62,640)	$(132,786)	$(133,959)
Adjustments:
Interest expense	100,253	99,746	199,795	191,382
Interest income	(195)	(323)	(377)	(811)
Benefit for income tax	(17,423)	(20,292)	(36,584)	(38,841)
Depreciation	24,796	25,261	49,979	49,807
Amortization of intangible assets	85,908	85,971	171,816	171,942
Non-income taxes	—	563	—	1,116
EBITDA	$134,113	$128,286	$251,843	$240,636
Adjustments:
Legal expenses associated with antitrust matters	2,572	4,399	11,182	4,399
Loss on disposal of assets, including right-of-use assets	309	1,809	347	5,476
Transformation costs(1)	9,250	7,925	21,040	15,653
Integration expenses	—	133	—	513
Transaction costs related to refinancing transaction	—	87	—	7,879
Loss on extinguishment of debt	—	—	—	670
Stock-based compensation, including cRSUs	9,530	9,098	15,358	15,816
Other expenses, net(2)	25	2,291	2,943	5,055
Adjusted EBITDA	$155,799	$154,028	$302,713	$296,097
(1) "Transformation costs" represent costs directly associated with our multi-year transformation program called Vision 2030 which includes internal personnel costs for employees that have been either hired or redeployed and are fully dedicated to transformation activities, as well as other non-recurring and duplicative costs. At such time that internal personnel are redeployed to non-transformation activities, they will no longer be included as an adjustment herein.
(2) "Other expenses, net" represents impairment of other assets, non-integration related severance costs, start-up costs related to international expansion and miscellaneous non-recurring expenses.

CLARITEV CORPORATION
Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$92,671	$61,237	$46,892	$31,181
Purchases of property and equipment	(38,080)	(24,623)	(84,847)	(63,489)
Free cash flow	54,591	36,614	(37,955)	(32,308)
Interest paid	34,891	35,507	164,202	117,510
Unlevered Free Cash Flow	$89,482	$72,121	$126,247	$85,202

Adjusted EBITDA	$155,799	$154,028	$302,713	$296,097
Adjusted Cash Conversion Ratio	57%	47%	42%	29%

Net cash used in investing activities	$(38,080)	$(24,623)	$(84,847)	$(63,489)
Net cash (used in) provided by financing activities	$(61,644)	$(3,226)	$37,289	$69,924